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                                  EXHIBIT 10(b)

                      REVOLVING LOAN AND SECURITY AGREEMENT
                  CONVERTIBLE REVOLVING CREDIT PROMISSORY NOTE
                             DATED OCTOBER 26, 1987



                                  HOWTEK, INC.
                                 21 PARK AVENUE
                                HUDSON, NH 03051


                                                                   June 28, 2002

Mr. Robert H. Howard
303 East 57th Street
New York, NY 10022

      Re: Revolving Loan and Security Agreement dated October 26, 1987 between Robert Howard and Howtek, Inc. ("Howtek") and the related Convertible Revolving Credit Promissory Note, as amended (the "Note"), made by
      Howtek in favor of Robert Howard

Dear Mr. Howard:

      This letter ("Amendment") hereby amends the Note as follows:

      1. The first sentence of the first paragraph of Paragraph I of the Note is hereby amended and restated in its entirety as follows:

      "The Holder hereof shall have the right, at the Holder's option, at any time from and after April 6, 1988 to and including the date on which the principal amount of and interest on this Note is paid in full, subject to the terms and provisions hereof, to convert all or any part of the Outstanding Principal Amount of this Note and any accrued but unpaid interest thereunder into fully paid and nonassessable shares of the common stock, par value $.01 per share, of the Borrower (the "Stock") (as such shares shall be constituted at the time of conversion) at the conversion price equal to the lesser of (i) the closing sale price of the Stock on the date that such principal amount of this Note being converted was advanced hereunder or (ii) the closing sale price of the Stock on the last business day immediately preceding the date of conversion (the "Conversion Price").

      2. The Maturity Date set forth in Paragraph D of the Note is hereby extended from January 4, 2003 to January 4, 2004.

      3. Except as modified by this Amendment, the Note shall continue unmodified and in full force and effect.

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               Please sign this Amendment at the place indicated below,
whereupon it shall constitute our mutually binding agreement with respect to the matters contained herein.


                                                       Very truly yours,



                                                       HOWTEK, INC.


                                                       By: /s/ W. Scott Parr
                                                         -----------------------
                                                       Name:   W. Scott Parr
                                                       Title:  President & CEO


AGREED TO AND ACCEPTED BY:

/s/  Robert Howard
----------------------
  Robert Howard